Exhibit 23.1

John Kinross-Kennedy, C.P.A.
17848 Skypark Circle
Irvine, CA  92614-6401
(949) 955-2522.   Fax (949)724-3817
jkinross@zamucen.com\

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use, in the amendment to the registration statement on Form S-1 of Poway Muffler and Brake Inc., of my auditor’s report dated March 9, 2011, and the related financial statements of Poway Muffler and Brake Inc, for the years ended December 31, 2010 and 2009 and the six months ended June 30, 2011.

In addition, I consent to the reference to me under the heading “Interest of Named Experts and Counsel” in the registration statement.

/s/ John Kinross-Kennedy

John Kinross-Kennedy, CPA
July 27, 2011